Exhibit 15.2

KPMG LLP Chartered Professional Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

The Very Good Food Company Inc.

We, KPMG LLP, consent to the use of our report dated March 31, 2022, on the consolidated financial statements of The Very Good Food Company Inc., which comprise the consolidated statements of financial position as at December 31, 2021 and December 31, 2020, the related consolidated statements of net loss and comprehensive loss, changes in equity (deficiency), and cash flows for each of the years in the two-year period ended December 31, 2021 and the related notes, which is incorporated by reference in Form S-8 dated November 17, 2021 of The Very Good Food Company Inc.

/s/ KPMG LLP

Chartered Professional Accountants

August 5, 2022

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.